Exhibit 99.1

Ultratech Announces Second Quarter 2014 Results

SAN JOSE, Calif.--(BUSINESS WIRE)--July 17, 2014--Ultratech, Inc. (Nasdaq: UTEK) a leading supplier of lithography, laser-processing and inspection systems used to manufacture semiconductor devices and high-brightness LEDs (HB-LEDs), today announced unaudited results for the three-month period ended June 28, 2014.

For the second quarter of fiscal 2014, Ultratech reported net sales of $36.8 million as compared to $42.9 million during the second quarter of fiscal 2013. Ultratech's net loss for the second quarter of 2014 was $3.9 million, or $0.14 per share, as compared to net income of $0.9 million, or $0.03 per share (diluted), for the same quarter last year.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, “With positive book-to-bill and increasing order activity, we are expecting a strong second half of the year, particularly the fourth quarter, when we expect to benefit from ramping FinFET production and advanced packaging. We believe we are well positioned to lead the industry as it makes the necessary transition to more advanced technologies such as our LSA tools and anticipate steady contributions from our other product lines including advanced packaging, wafer inspection, and high-brightness LEDs.”

At June 28, 2014, Ultratech had $300.1 million in cash, cash equivalents and short-term investments. Working capital was $348.2 million and stockholders' equity was $13.60 per share based on 28,180,100 total shares outstanding as of June 28, 2014.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, July 17, 2014. To listen to the call, dial 888/359-3627 (toll free) or 719/325-2491 (international) 10 minutes prior to the start time. The passcode is 7388252. A live webcast will also be available on the Investor Relations section of Ultratech’s website at http://ir.ultratech.com. A replay of the call will be available at the same location or by dialing 888/203-1112 and entering access code 7388252.

Safe Harbor

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “anticipates,” “expects,” “remains,” “thinks,” “intends,” “believes,” “estimates,” and similar expressions and include management's current expectation of its longer term prospects for success. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Such risks and uncertainties include the timing and possible delays, deferrals and cancellations of orders by customers; quarterly revenue fluctuations; industry and sector cyclicality, instability and unpredictability; market demand for consumer devices utilizing semiconductors produced by our clients; our ability to manage costs; new product introductions, market acceptance of new products and enhanced versions of our existing products; reliability and technical acceptance of our products; our lengthy sales cycles, and the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; competition and consolidation in the markets we serve; improvements, including in cost and technical features, of competitors’ products; rapid technological change; pricing pressures and product discounts; our ability to collect receivables; customer and product concentration and lack of product revenue diversification; inventory obsolescence; general economic, financial market and political conditions and other factors outside of our control; domestic and international tax policies; cybersecurity threats in the United States and globally that could impact our industry, customers, and technologies; and other factors described in our SEC reports including our Annual Report on Form 10-K filed for the year ended December 31, 2013, and our Quarterly Report on Form 10-Q for the three months ended March 29, 2014. Due to these and other factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

About Ultratech: Ultratech, Inc. (Nasdaq: UTEK) designs, builds and markets manufacturing systems for the global technology industry. Founded in 1979, Ultratech serves three core markets: front-end semiconductor, back-end semiconductor, and nanotechnology. The company is the leading supplier of lithography products for bump packaging of integrated circuits and high-brightness LEDs. Ultratech is also the market leader and pioneer of laser spike anneal technology for the production of advanced semiconductor devices. In addition, the company offers solutions leveraging its proprietary coherent gradient sensing (CGS) technology to the semiconductor wafer inspection market and provides atomic layer deposition (ALD) tools to leading research organizations, including academic and industrial institutions. Visit Ultratech online at: www.ultratech.com.

(UTEK-F)

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Year Ended
	June 28,	June 29,	June 28,	June 29,
(In thousands, except per share amounts)	2014	2013	2014	2013
Total net sales*	$36,837	$42,866	$68,446	$103,512
Cost of sales:
Cost of products sold	17,383	19,578	32,831	44,118
Cost of services	2,944	3,011	6,113	5,824
Total cost of sales	20,327	22,589	38,944	49,942
Gross profit	16,510	20,277	29,502	53,570
Operating expenses:
Research, development and engineering	8,175	7,802	16,389	16,198
Selling, general, and administrative	12,418	11,362	24,384	23,183
Operating income (loss)	(4,083)	1,113	(11,271)	14,189
Interest expense	-	(24)	(2)	(48)
Interest and other (expense) income, net	105	(149)	422	(29)

Income (loss) before income taxes	(3,978)	940	(10,851)	14,112
Provision (benefit) for income taxes	(88)	84	10	(436)

Net income (loss)	$(3,890)	$856	$(10,861)	$14,548
Earnings per share - basic:
Net income (loss)	$(0.14)	$0.03	$(0.38)	$0.52
Number of shares used in per share calculations - basic	28,320	27,945	28,265	27,800
Earnings per share - diluted:
Net income (loss)	$(0.14)	$0.03	$(0.38)	$0.51
Number of shares used in per share calculations - diluted	28,320	28,653	28,265	28,673

* Systems sales	$27,571	$31,114	$50,275	$81,289
Parts sales	5,832	7,557	10,694	13,947
Service sales	3,434	3,895	7,377	7,976
License sales	-	300	100	300
Total sales	$36,837	$42,866	$68,446	$103,512

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 28,	December 31,
(In thousands )	2014	2013*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$300,137	$297,035
Accounts receivable	29,205	34,441
Inventories, net	48,710	47,784
Prepaid expenses and other current assets	5,138	5,498
Total current assets	383,190	384,758

Equipment and leasehold improvements, net	19,612	21,811
Intangibles assets, net	14,863	15,735
Other assets	12,313	11,860

Total assets	$429,978	$434,164

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$5,120	$5,120
Accounts payable	12,301	8,914
Deferred product and service income	7,179	6,574
Other current liabilities	10,344	15,095
Total current liabilities	34,944	35,703

Other liabilities	11,851	11,923

Stockholders' equity	383,183	386,538

Total liabilities and stockholders' equity	$429,978	$434,164

* The balance sheet as of December 31, 2013 has been derived from the audited financial statements as of that date.

CONTACT:
Company Contact:
Ultratech, Inc.
Bruce R. Wright, 408-321-8835
Senior Vice President and CFO
or
Investor Relations Contact:
The Blueshirt Group
Suzanne Schmidt, 415-217-4962
suzanne@blueshirtgroup.com
Melanie Solomon, 415-217-4964
melanie@blueshirtgroup.com